                                                                   EXHIBIT 10.10

                             BUILDING LOAN AGREEMENT
                             -----------------------

THIS BUILDING LOAN AGREEMENT dated as of August 1, 2002 (the "Building Loan Agreement") by and between ANGIODYNAMICS, INC., a corporation organized and existing under the laws of the State of Delaware, having a place of business at 603 Queensbury Avenue, Queensbury, New York 12804 (the "Company"), and KEYBANK NATIONAL ASSOCIATION, a national banking association having an office for the transaction of business at 66 South Pearl Street, Albany, New York 12207 (the "Bank").

                              W I T N E S S E T H:

     WHEREAS, the Company has requested the COUNTIES OF WARREN AND WASHINGTON INDUSTRIAL DEVELOPMENT AGENCY, a public benefit corporation of the State of New York (the "State") having an office for the transaction of business located at 5 Warren Street, Glens Falls, New York 12801 (the "Issuer"), to undertake a project consisting of (A)(i) the acquisition of an interest in a certain parcel or parcels of land located at 603 Queensbury Avenue, Town of Queensbury, County of Warren, State of New York (the "Land"), (ii) the acquisition thereon of an approximately 32,000 square foot facility (the "Existing Facility"), together with equipment therein (the "Existing Equipment"), (iii) the making of certain renovations to the Existing Facility (as so renovated, the "Improvements") consistent with its present and authorized use, (iv) the construction of approximately 32,000 square feet of additions(s) to the Existing Facility, (v) the purchase of additional equipment (together with the Existing Equipment, the "Equipment" and, together with the Land and the Facility, the "Project") and (B) the financing of a part of the cost of the foregoing by issuing its tax-exempt Industrial Development Revenue Bonds (the "Bonds") in an aggregate principal amount not to exceed $4,500,000.00, all pursuant to Title 1 of Article 18-A of the General Municipal Law of the State of New York (collectively, the "Act"), as amended, the proceeds of which may be applied to the costs of issuance, and, as necessary and appropriate, the provision of a debt service reserve fund, capitalized interest or other means of providing credit enhancement for the Bonds; and (C) to lease (with the option to purchase) and/or sell the Project to the Company, all pursuant to the Act; and

     WHEREAS, the Issuer proposes to finance a portion of the costs of the Project by the issuance of its Tax-Exempt Multi-Mode Variable Rate Industrial Development Revenue Bonds (Angiodynamics, Inc. Project), Series 2002, in the aggregate principal amount of $3,500,000 (the "Bonds"), which are to be issued under and secured by an Indenture of Trust dated as of August 1, 2002 (the "Indenture") by and between the Issuer and The Huntington National Bank, Cleveland, Ohio as trustee (the "Trustee"); and

     WHEREAS, to secure the Bonds, the Company (sometimes referred to as the "Applicant") and the Bank have entered into a reimbursement agreement dated as of August 1, 2002 (the "Reimbursement Agreement") pursuant to which the Bank is to issue in favor of the Trustee its irrevocable transferable letter of credit (the "Letter of Credit"), and the Applicant agrees to reimburse the Bank for any amount drawn on the Letter of Credit; and

     WHEREAS, the Issuer and the Company, as security for the performance of the Company's obligations under the Reimbursement Agreement will execute and deliver to the Bank a mortgage, dated as of August 1, 2002, on, and security interest in the Project (the "Mortgage"); and

     WHEREAS, all things necessary to constitute the Mortgage as a valid lien on and pledge of the Mortgaged Property (as defined in the Mortgage) in accordance with the terms thereof have been or are to be done and performed, and the creation, execution and delivery of the Mortgage, as security for the Company's obligations under the Reimbursement Agreement have in all respects been duly authorized;

     WHEREAS, pursuant to the Indenture, the proceeds of the sale of the Bonds (the "Bond Proceeds") will be deposited into various trust funds held by the Trustee under the Indenture and will be disbursed by the Trustee from time to tome to pay the costs of the Project, but only upon satisfaction of the requirements for making such disbursements set forth in the Indenture, in the Installment Sale Agreement, in the Reimbursement Agreement and the Building Loan Agreement.

     NOW, THEREFORE, FOR AND IN CONSIDERATION OF THE PREMISES AND THE MUTUAL COVENANTS HEREINAFTER CONTAINED, THE PARTIES HERETO HEREBY FORMALLY COVENANT, AGREE AND BIND THEMSELVES AS FOLLOWS TO WIT:

                                    ARTICLE 1
                                    ---------

                              TERMS AND DEFINITIONS
                              ---------------------

     In addition to the other terms hereinafter defined, the following terms shall have the meanings set forth in this Article. References to documents and other materials shall include those documents and materials as they may be revised, amended and modified, from time to time, with the prior written approval of Bank.

     1.1 Advance. "Advance" means any disbursement of the proceeds of the Loan by Bank pursuant to the terms of this Agreement.

     1.2 Approval. "Approval", "Approved", "approval" or "approved" means, as the context so determines, an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

     1.3 Architect. "Architect" means any architect who provides labor or services in connection with the construction of the Improvements pursuant to an Architect Contract.

     1.4 Architect Contract. "Architect Contract(s)" means any contract entered into by Company and any Architect.

     1.5 Building Loan Budget. "Building Loan Budget" means that portion of the Construction Budget being advanced pursuant to this Agreement.

     1.6 Completion Date. "Completion Date" shall have the meaning assigned to such term in the Indenture.

     1.7 Commitment. "Commitment" means the commitment letter dated May 6, 2002 from the Bank to the Company for issuance of the Letter of Credit.

     1.8 Construction Budget. "Construction Budget" means the budget for total estimated Project Costs, submitted by Company, approved by Bank, as amended from time to time with the approval of Bank, which includes: (a) a line item cost breakdown for construction of the Improvements by trades, jobs and subcontractors (the "Direct Cost Breakdown"); (b) a line item cost breakdown for

                                        2

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Indirect Costs (the "Indirect Cost Breakdown"); and (c) a schedule of the sources of funds to pay Project Costs, indicating by item the portion of Project Costs to be funded through the Loan and Required Equity Funds (the "Source of Funds Schedule"), and which shall indicate which items are a part of the Building Loan Budget and which items are a part of the Project Loan Budget.

     1.9 Construction Contract(s). "Construction Contract(s)" means any contract entered into by Company and any Contractor providing for the performance of work or the supplying of materials in connection with the construction of the Improvements.

     1.10 Construction Inspector. "Construction Inspector" means at Bank's option, either an officer or employee of Bank or other consulting architects, engineers or inspectors appointed by Bank.

     1.11 Construction Schedule. "Construction Schedule" means the schedule, broken down by trade, of the estimated dates of commencement and completion of the Improvements, submitted by Company and approved by Bank.

     1.12  Intentionally Omitted.

     1.13 Contractor. "Contractor" means any contractor who provides labor or materials in connection with the construction of the Improvements pursuant to a Construction Contract.

     1.14 Costs of Improvement. "Costs of Improvement" means those items defined as such under Section 2(5) of Article 1 of the Lien Law, as such term applies to the portion of the Project being financed with that portion of the Loan being advanced hereunder.

     1.15 Credit Documents. "Credit Documents" shall have the meaning set forth in the Reimbursement Agreement.

     1.16 Disbursement Schedule. "Disbursement Schedule" means the schedule of the amounts of Advances anticipated to be requisitioned by Company each month during the term of construction of the Improvements (including an itemization of direct costs and Indirect Costs to be included in each such requisition), approved by Bank.

     1.17 Draw Request. "Draw Request" means, with respect to each Advance, Company's request for such Advance, and documents required by this Agreement to be furnished to Bank as a condition to such Advance.

     1.18 Event of Default. "Event of Default" means any condition or event described herein as such.

     1.19 Governmental Approvals. "Governmental Approvals" means all approvals, consents, waivers, orders, acknowledgments, authorizations, permits and licenses required under applicable Requirements to be obtained from any Governmental Authority for the construction of the Improvements and the use, occupancy and operation of the Project following completion of construction of the Improvements.

     1.20 Governmental Authority. "Governmental Authority" means the United States of America, the state(s) in which the Land is located and Company and Guarantor are located or organized, any political subdivision thereof, municipalities in which the Land is located, and any agency, authority, department, commission, board, bureau, or instrumentality of any of them.

                                        3

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     1.21  Intentionally Omitted.

     1.22 Intentionally Omitted. Guaranty means the guaranty by Guarantor of Company's obligations under the Credit Documents.

     1.23 Improvements. "Improvements" shall have the meaning set forth in the first WHEREAS paragraph above, in accordance with the Plans and Specifications.

     1.24 Indirect Costs. "Indirect Costs" mean and include title insurance premiums, survey charges, engineering fees, architectural fees, real estate taxes during the period of construction, commitment fees and interest payable to Bank under the Loan, premiums for insurance, legal fees and all other expenses which are, in accordance with sound accounting practices, capital expenditures relating to the Project.

     1.25 Land. "Land" means the real property described in Exhibit A attached hereto.

     1.26  Lien Law. "Lien Law" means the Lien Law of the State of New York.

     1.27 Loan. "Loan" means the Bond issuance which is the subject of this Agreement.

     1.28 Loan Amount. "Loan Amount" means $3,500,000.00 which is the amount of the Bonds.

     1.29  Intentionally Omitted.

     1.30 Payment and Performance Bonds. "Payment and Performance Bonds" mean dual-obligee payment and performance bonds relating to the Contractor and/or such major subcontractors, as Bank may require from time to time, issued by a surety company or companies acceptable to Bank, in each case in an amount not less than the full contract price.

     1.31 Personal Property. "Personal Property" means materials, furnishings, fixtures, machinery, equipment including the Equipment and all items of tangible and intangible personal property now or hereafter owned by Company, wherever located, and either (i) to be incorporated into the Improvements, (ii) used in connection with the construction of the Improvements or (iii) to be used in connection with the operation of the Land or Improvements or both.

     1.32 Phase I: "Phase I" means any environmental assessment report of the Land submitted by Company to Bank in connection with the issuance of the Letter of Credit.

     1.33 Plans and Specifications. "Plans and Specifications" means the plans and specifications for the Improvements prepared by Architect and previously submitted to Bank.

     1.34  Project. "Project" means the collective reference to (i) the Land;
(ii) the Improvements; (iii) all of the Company's developmental rights and other rights, privileges, easements, hereditaments and appurtenances relating or appertaining thereto, and (iv) the Personal Property.

     1.35 Project Costs. "Project Costs" means the costs of undertaking the construction and installation of the Project.

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     1.36  Project Loan Budget. "Project Loan Budget" means that portion of the
Construction Budget being advanced to acquire the Land and for other non-allowable Costs of Improvements under the Lien Law.

     1.37  Property. "Property" means the collective reference to the (i) Land;
(ii) the Improvements; and (iii) the "Personal Property".

     1.38 Required Equity Funds. "Required Equity Funds" means the sums, if any, required of Company by Bank, to be available to pay the difference between Project Costs and the amount of the Loan.

     1.39 Requirements. "Requirements" means any law, ordinance, order, rule or regulation of any Governmental Authority relating in any way to the Project, Company or Guarantor.

     1.40 Taking. "Taking" shall mean any condemnation for public use of, or damage by reason of, the action of any Governmental Authority, or any transfer by private sale in lieu thereof, either temporarily or permanently.

     1.41 Termination Date. "Termination Date" means the earlier of August 29, 2005, or such other date as may be set forth herein which fixes the termination of Bank's obligations to make Advances.

                                    ARTICLE 2
                                    ---------

                              Intentionally deleted

                                    ARTICLE 3
                                    ---------

                    REPRESENTATIONS AND WARRANTIES OF COMPANY
                    -----------------------------------------

     Company hereby represents and warrants to Bank as follows:

     3.1 Validity of Credit Documents. That the Credit Documents are in all respects valid and legally binding obligations, enforceable in accordance with their respective terms, subject to those exceptions in the legal opinions issued to Bank, and grant to Bank a direct, valid and enforceable first mortgage lien on and security interest in and to the Project, including any and all Personal Property acquired by Company after the date of this Agreement.

     3.2 Title to Project. That based upon a review of the title insurance policy issued to Bank, Issuer has good clear record and marketable fee simple absolute title to the Land, subject to no liens, security interests, charges or encumbrances in favor of any person other than Bank other than those listed as exceptions in the Title Insurance Policy, as defined herein.

     3.3 Absence of Conflicts. That the execution and delivery of the Credit Documents by Company and any Guarantor do not, and the performance and observance by Company and any Guarantor of their obligations thereunder will not, contravene or result in a breach of their corporate documents.

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     3.4   Pending Litigation. That there are no actions, suits, investigations or proceedings pending, or, to the knowledge of Company, threatened against or affecting Company, or involving the validity or enforceability of any of the Credit Documents or the priority of the lien thereof, or which will affect Company's ability to repay the Loan, at law or in equity or before or by any Governmental Authority.

     3.5 Violations of Requirements. That Company has no knowledge of any violations or notices of violations of any Requirements.

     3.6 Compliance with Requirements. That the Plans and Specifications and construction of the Improvements pursuant thereto and the use of the Project contemplated thereby will comply with all Requirements.

     3.7   Organization, Status and Authority.

           The Company (i) is duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) it is duly qualified to do business and is in good standing in the State of New York, (iii) it has the requisite power, authority and legal right to own and operate its properties and assets, carry on the business now being conducted and subject to the issuance of additional licenses, permits and other approvals which Company reasonably believes will be granted in due course, proposed to be conducted by it, and to engage in the transactions contemplated by the Credit Documents, and (iv) the execution and delivery of the Credit Documents to which it is a party and the performance and observance of the provisions thereof have been duly authorized by all necessary company actions.

     3.8 Availability of Utilities. That all utility services necessary and sufficient for the construction, development and operation of the Project for its intended purposes are presently available to the boundaries of the Land through dedicated public rights of way or through perpetual private easements, approved by Bank, with respect to which the Mortgage creates a valid, binding and enforceable first lien, including, but not limited to, water supply, storm and sanitary sewer, gas, electric and telephone facilities, and drainage.

     3.9 Condition of Project. That neither the Project nor any portion thereof is now damaged or injured as result of any fire, explosion, accident, flood or other casualty or has been the subject of any Taking, and to the knowledge of Company, no Taking is pending or contemplated.

     3.10 Brokerage Commissions. That any brokerage commissions due in connection with the transactions contemplated hereby have been paid in full and that any such commissions coming due in the future will be promptly paid by Company. Company agrees to and shall indemnify Bank from any liability, claims or losses arising by reason of any such brokerage commissions. This provision shall survive the repayment of the Loan and shall continue in full force and effect so long as the possibility of such liability, claims or losses exists.

     3.11 Financial Statements. That the financial statements of Company previously delivered to Bank are true and correct in all respects, have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the respective financial conditions of Company as of the respective dates thereof and the results of their operations for the periods covered thereby; that no adverse change has occurred in the assets, liabilities, or financial conditions reflected therein since the respective dates thereof.

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     3.12  Taxes. That all federal, state and other tax returns of Company required by law to be filed have been filed or alternatively the Company has received a valid extension with respect to the filings thereof, that all federal, state and other taxes, assessments and other governmental charges upon Company and any Guarantor or their respective properties which are due and payable have been paid or extended as allowable by law, and that Company have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods for which such returns have been filed.

     3.13 Other Contracts. That Company has made no contract or arrangement of any kind or type whatsoever (whether oral or written, formal or informal) other than title exceptions of record and permitted encumbrances, the performance of which by the other party thereto could give rise to a lien or encumbrance on the Project, except for contracts (all of which have been disclosed in writing to Bank) made by Company with parties who have executed and delivered lien waivers to Company, and which, in the opinion of Bank's counsel, will not create rights in existing or future lien claimants which may be superior to the lien of the Mortgage.

     3.14 Construction Contract. That (i) all Construction Contract(s) are in full force and effect; (ii) both Company and Contractor are in full compliance with their respective obligations under any Construction Contract; (iii) the work to be performed by Contractor under the Construction Contract is the work called for by the Plans and Specifications and all work required to complete the Improvements in accordance with the Plans and Specifications is provided for under the Construction Contract(s); and (iv) all work on the Improvements shall be completed in accordance with the Plans and Specifications in a good and workmanlike manner and shall be free of any defects.

     3.15 Access. That the rights of way for all roads necessary for the full utilization of the Improvements for their intended purposes have either been acquired by the Company, the appropriate Governmental Authority or have been dedicated to public use and accepted by such Governmental Authority, and all such roads shall have been completed, or all necessary steps shall have been taken by Company and such Governmental Authority to assure the complete construction and installation thereof prior to the date upon which access to the Property via such roads will be necessary. All curb cuts, driveway permits and traffic signals shown on the Plans and Specifications or otherwise necessary for access to the Property are existing or have been fully approved by the appropriate Governmental Authority.

     3.16 No Default. That no Event of Default exists and no event which but for the passage of time, the giving of notice or both would constitute an Event of Default has occurred.

     3.17 Architect's Contract. That (i) the Architect's Contract(s) are in full force and effect; and (ii) both Company and Architect are in full compliance with their respective obligations under the Architect's Contract(s). Company shall from time to time, upon request by Bank, cause Architect to provide Bank with reports in regard to the status of construction of the Improvements, in such form and detail as reasonably requested by Bank.

     3.18 Plans and Specifications. That Company has furnished Bank true and complete sets of the Plans and Specifications which comply with all Requirements, all Governmental Approvals, and all restrictions, covenants and easements affecting the Project, and which have been approved by the Contractor, Architect, and such Governmental Authority as is required for construction of the Improvements.

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     3.19  Governmental Approvals. That Company has obtained all Governmental
Approvals from, and has given all such notices to, and has taken all such other actions with respect to such Governmental Authority as may be required under applicable Requirements for the construction of the Improvements.

     3.20 Building Loan Budget. That the Building Loan Budget accurately reflects those portions of the Construction Budget which are to be advanced pursuant to this Agreement.

     3.21 Construction Budget. That the Construction Budget accurately reflects all Project Costs.

     3.22 Feasibility. That each of the Construction Schedule and the Disbursement Schedule is realistic and feasible, and is accurate to date.

     3.23 Effect of Draw Request. That each Draw Request submitted to Bank as provided in Article 6 hereof shall constitute an affirmation that the representations and warranties contained in Article 3 of this Agreement and in the other Credit Documents remain true and correct as of the date thereof; and unless Bank is notified to the contrary, in writing, prior to the disbursement of the requested Advance or any portion thereof, shall constitute an affirmation that the same remain true and correct on the date of such disbursement.

                                    ARTICLE 4
                                    ---------

                              COVENANTS OF COMPANY
                              --------------------

     Company hereby covenants and agrees with Bank as follows:

     4.1   Commitment. To permit no default under the terms of the Commitment.

     4.2 Construction Contract. (i) to enter into no Construction Contract that is not a fixed-price contract or a guaranteed maximum cost contract; (ii) to permit no default under the terms of any Construction Contract; (iii) to waive none of the material obligations of Contractor thereunder, (iv) to do no act which would relieve Contractor from its obligations to construct the Improvements according to the Plans and Specifications;(v) to make no material amendments to or change orders under any Construction Contract without the prior approval of Bank; provided, however, that the prior approval of Bank shall not be required for individual change orders of less than $15,000.00 so long as such change order, together with change orders previously made does not cause the aggregate amount of change orders under all Construction Contracts to exceed $15,000.00 and so long as such change order does not materially affect the quality of materials or work.

     4.3 Architect's Contract. (i) To permit no default under the terms of any Architect's Contract, (ii) to waive none of the obligations of Architect thereunder, (iii) to do no act which would relieve Architect from its obligations under any Architect's Contract, and (iv) to make no amendments to any Architect's Contract without the prior approval of Bank.

     4.4 Insurance. To obtain insurance or evidence of insurance as Bank may reasonably require, including, but not limited to, the following:

           (a) Title Insurance. A mortgagee title insurance policy (the "Title Insurance Policy") in an amount, and issued by a title insurance company (the "Title Insurer") and through a title agent as shall be approved by Bank, insuring a valid first lien upon and security interest in and to the Land and Improvements by virtue of the Mortgage, with such reinsurance or co-insurance agreements as may be required by Bank. The Title Insurance Policy shall contain no exceptions other than those specifically approved in writing by Bank, contain a pending disbursements clause or endorsement and such other endorsements as Bank may reasonably require, and such affirmative insurance as Bank may reasonably require. The Title Insurance Policy, together with evidence of payment of premiums thereon, shall be delivered to Bank on or before the date of this Agreement.

           (b) Insurance Required by Mortgage. Such insurance as may be required by the Mortgage. If any hazard insurance required by the Mortgage is obtained as to all or part of the Project before completion of construction then such policy shall contain an endorsement recognizing that construction is in progress and agreeing that such shall not adversely affect the coverage or be asserted as a defense on any claim under such policy.

           (c) Professional Liability Insurance. Evidence or certificates from insurance companies indicating that the Architect, the Contractor and all other architects, engineers, contractors and subcontractors responsible for the design or construction of the Improvements are covered by professional liability insurance to the satisfaction of Bank; such evidence or certificates to be delivered to Bank on or before the date of this Agreement.

     4.5 Application of Bond Proceeds. To use the proceeds of the Bonds solely for the purpose of paying Project Costs in accordance with the terms of the Indenture, this Agreement and the Construction Budget.

     4.6 Project Costs and Expenses. To pay all Project Costs, regardless of the amount, and to pay all costs and expenses of Bank with respect to the financing, acquisition and construction of the Project, including but not limited to, appraisal fees, inspection fees, surveying costs, legal fees(including legal fees incurred by Bank subsequent to the closing of the Loan in connection with the disbursement, administration, collection or transfer of the Loan), advances, recording expenses, surveys, intangible taxes, expenses of foreclosure (including attorney's fees) and similar items.

     4.7 Commencement and Completion of Construction. To diligently pursue construction, which has commenced, to completion prior to the Completion Date in accordance with the Plans and Specifications, in full compliance with all restrictions, covenants and easements affecting the Land, all Requirements, and all Governmental Approvals, and with all terms and conditions of the Credit Documents without deviation from the Plans and Specifications unless with the prior approval of Bank to pay all sums and to perform such duties as may be necessary to complete such construction of the Improvements in accordance with the Plans and Specifications and in full compliance with all restrictions, covenants and easements affecting the Land, all Requirements and all Governmental Approvals, and with all terms and conditions of the Credit Documents, all of which shall be accomplished on or before the Completion Date, free from any liens, claims or assessments (actual or contingent) asserted against the Project for any material, labor or other items furnished in connection therewith. Evidence of satisfactory compliance with the foregoing shall be furnished by Company to Bank on or before the Completion Date.

     4.8 Right of Bank to Inspect Project. Upon reasonable notice and at reasonable times (except where an Event of Default has occurred and is continuing, when no notice or time restriction will apply), to permit Bank and its representatives and agents to enter upon the Project and to inspect the Improvements and all materials to be used in the construction thereof and to cooperate and cause Contractor to cooperate with Bank and its representatives and agents during such inspections (including making available to Bank working copies of the Plans and Specifications together with all related supplementary materials); provided, however, that this provision shall not be deemed to impose upon Bank any obligation to undertake such inspections.

     4.9 Correction of Defects. Unless Company demonstrates to Bank that such corrective work is inappropriate or inconsistent with the Plans and Specifications, to promptly correct all defects in the Improvements or any departure from the Plans and Specifications not previously approved by Bank. Company agrees that the advance of any proceeds of the Loan whether before or after such defects or departures from the Plans and Specifications are discovered by, or brought to the attention, of Bank, shall not constitute a waiver of Bank's right to require compliance with this covenant.

     4.10  (Intentionally Deleted)

     4.11 Approval of Change Orders. To permit no deviations from the Plans and Specifications during construction without the prior approval of the Bank (except for change within the constraints of Section 4.2 above) and the surety company or companies issuing any Payment and Performance Bonds.

     4.12 Notice of Occupancy. To notify Bank on the date of occupancy of each tenant of any portion of the Project, such notice upon occupancy to include the name of the tenant and the date of occupancy.

     4.13 Books and Records. To keep and maintain complete proper and accurate books, records and accounts reflecting all items of income and expense of Company in connection with the Project and the construction of the Improvements and the results of the operation thereof; and, upon the request of Bank, to make such books, records and accounts immediately available to Bank for inspection or independent audit at reasonable times and upon reasonable notice.

     4.14 Financial Statements and Other Information. To furnish to Bank such financial statements and information as Company has agreed to provide elsewhere in the Credit Documents.

     4.15 Construction Inspector. To permit Bank to retain the Construction Inspector at the cost of Company to perform the following services on behalf of
Bank:

           (a) To review and advise Bank whether, in the opinion of the Construction Inspector, the Plans and Specifications are satisfactory;

           (b)  To review Draw Requests and change orders;

           (c) To make periodic inspections (approximately at the date of each Draw Request) for the purpose of assuring that construction of the Improvements to date is in accordance with the Plans and Specifications and to approve Company's then current Draw Request as being consistent with Company's obligations under this Agreement, including inter alia, an opinion as to Company's continued compliance with the provisions of Section
     6.1 (g) (4) hereof.

     The fees of the Construction Inspector shall be paid by Company forthwith upon billing therefor and expenses incurred by Bank on account thereof shall be reimbursed to Bank forthwith upon request therefor, but neither Bank nor the Construction Inspector shall have any liability to Company on account of (i) the services performed by the Construction Inspector, (ii) any neglect or failure on the part of the Construction Inspector to properly perform its services, or
(iii) any approval by the Construction Inspector of construction of the Improvements. Neither Bank nor the Construction Inspector assumes any obligation to Company or any other person concerning the quality of construction of the Improvements or the absence therefrom of defects.

     4.16  (Intentionally Deleted)

     4.17 Insufficiency of Loan Proceeds. If at any time or from time to time during the terms of this Agreement, in Bank's judgment and opinion, the remaining undisbursed portion of the Loan, together with the undisbursed balances of other sums previously deposited by Company with Bank in connection with the Loan, is or will be insufficient to fully complete the Improvements in accordance with the Plans and Specifications, to operate and carry the Project after completion of the Improvements until payment in full of the Loan by Company, to pay all other Project Costs, to pay all interest accrued or to accrue on the Loan during the term of the Loan from and after the date hereof, and to pay all other sums due or to become due under the Credit Documents, regardless of how such condition may be caused, Company shall, within ten (10) Business Days after written notice thereof from Bank, provide Bank with evidence of availability of such sums of money in an amount sufficient to remedy such condition, and sufficient to pay any liens for services and materials alleged to be due and payable at that time in connection with the Improvements, and, at Bank's option, no further Advances of the Loan shall be made by Bank until the provisions of this Paragraph have been fully complied with.

     4.18  Additional Documents. To perform hereunder as follows:

           (a) Regarding Construction. To furnish to Bank all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance, reports and agreements and each and every other document and instrument required to be furnished by, the terms of the Commitment or this Agreement or the other Credit Documents, all at Company's expense.

           (b) Regarding Preservation of Security. To execute and deliver to Bank such documents, instrument, assignments and other writings, and to do such other acts necessary or desirable, to preserve and protect the collateral at any time securing or intended to secure the Loan, as Bank may require.

           (c) Regarding this Agreement. To do and execute all and such further lawful and reasonable acts, conveyances and assurances in the law for the better and more effective carrying out of the intents and purposes of this Agreement as Bank shall require from time to time.

     4.19 Financing Publicity. To permit Bank to obtain publicity in connection with the construction of the Improvements through press releases and participation in such events as ground breaking and opening ceremonies; and to give Bank ample advance notice of such events and to give Bank as much assistance as possible in connection with obtaining such publicity as Bank may request.

     4.20 Easements and Restrictions. To submit to Bank for Bank's approval prior to the execution thereof by Company all proposed easements, restrictions, covenants, permits, licenses, and other instruments which would or might affect the title to the Land, accompanied by a survey showing the exact proposed location thereof and such other information as Bank shall reasonably require. Company shall not subject the Project or any part thereof to any easement (other than utility and like easements granted in the ordinary cause of Company's business), restriction or covenant (including any restriction or exclusive use provision in any lease or other occupancy agreement) without the prior approval of Bank, which approval shall not be unreasonably withheld or delayed.

     4.21 Compliance with Requirements. To comply promptly with all requirements and Governmental Approvals and to furnish Bank, on demand, with independent evidence of such compliance.

     4.22 Leases. To enter into no leases or occupancy agreements affecting the Project without the prior approval of Bank. Company shall deliver to Bank executed counterparts of all leases and occupancy agreements affecting the Project whether executed before or after the date of this Agreement, and shall not amend any provision thereof or waive any obligations of tenants under any leases or occupancy agreements affecting the Project without the prior approval of Bank, which approval shall not be unreasonably withheld. In the event Bank fails to respond to Company's request for approval within five (5) Business Days such approval shall be deemed given.

     4.23 Compliance With Restrictions, Covenants and Easements. To comply with all restrictions, covenants and easements affecting the Project.

     4.24 Laborers, Subcontractors and Materialmen. In addition, Company will notify Bank immediately, and in writing, if Company receives any notice, written or oral, from any laborer, subcontractor or materialmen to the effect that said laborer, subcontractor or materialmen has not been paid when due for any labor or materials furnished in connection with the construction of the Improvements. Company will also furnish to Bank, at any time and from time to time upon demand by Bank, lien waivers bearing a then current date from Contractor and such subcontractors or materialmen as Bank may designate.

     4.25 Further Assurance of Title. To further assure title as follows: If at any time Bank or Bank's counsel has reason to believe that any Advance is not secured or will or may not be secured by the Mortgage as a first lien or security interest on the Project, then Company shall, within ten (10) days after written notice from Bank, do all things and matters necessary, to assure to the satisfaction of Bank and Bank's counsel that any Advance previously made hereunder or to be made hereunder is secured or will be secured by the Mortgage as a first lien or first security interest on the Project, and Bank, at its option, may decline to make further Advances hereunder until Bank has received such assurance.

     4.26 No Transfers or Encumbrances. To cause or permit no sale, conveyance, transfer, assignment or encumbering of the Project or any interest therein without the prior approval of Bank.

     4.27 Compliance With Phase I. To comply with all of the recommendations set forth in the Phase I immediately and if compliance with those recommendations results in the need for further testing or environmental remediation, that said testing and remediation will be completed immediately in conformance with all applicable environmental laws, rules and regulations, unless such testing or remediation is the responsibility of the United States Government under its agreement with the Company and/or Guarantor, in which case Company will keep Bank fully informed of all such testing and remediation and will provide Bank with copies of all correspondence to and from the United States Government in connection therewith.

                                    ARTICLE 5
                                    ---------

                                AGREEMENT TO LEND
                                -----------------

     Subject to the terms and conditions set forth in this Agreement, Bank agrees to approve Advances of the Loan to Company from time to time during the period from the date hereof to the Termination Date in an aggregate principal amount of up to and including the amount reflected in the Building Loan Budget to pay Project Costs actually incurred in connection with the acquisition of the Land and construction of the Improvements (including Indirect Costs) if and to the extent such Project Costs are reflected in the Construction Budget as being funded by Bank.

     5.1 Bonds. The obligation of Company to pay the principal amount of all Advances approved by Bank to Company under this Agreement, plus all interest accrued thereon at the rate or rates set forth in the Bonds, shall be evidenced by the Bonds.

     5.2 Advances. The Construction Budget reflects, by category and line items, the purposes and the amounts for which Advances under this Agreement are to be used. Bank shall not be required to disburse for any category or line item more than the amount specified therefor in the Construction Budget as the same may be amended from time to time with Bank's written approval.

     5.3 Cost Overruns. If Company becomes aware of any change in Project Costs which will increase or decrease a category or line item of Project Costs reflected on the Construction Budget (as the Construction Budget is revised from time to time and approved by Bank), Company shall immediately notify Bank in writing and, if the change exceeds the thresholds set forth in Section 4.2 above, will promptly submit to Bank for its approval a revised Construction Budget. No further Advances need be directed by Bank unless and until the revised Construction Budget so submitted by Company is approved by Bank, and Bank reserves the right to approve or disapprove any revised Construction Budget in its sole and reasonable discretion. If Bank approves the revised Construction Budget, and such revised Construction Budget reflects Project Costs to be funded by Bank in excess of the Loan Amount, the amount of such excess shall be added to the Loan Amount, and Company's obligation to repay the same, together with interest thereon at the rate or rates provided in the Note, shall be deemed to be evidenced by the Bonds and secured by the Credit Documents. Any actual savings realized on a line item (as confirmed by Bank after consultation with the Construction Inspector) in the Construction Budget may be reallocated by Company to other line items in the Construction Budget.

     5.4 Contingency Reserve. Any amount allocated as Contingency Reserve is not intended to be disbursed and will only be directed by Bank to be disbursed upon the prior approval of Bank, which approval will not be unreasonably withheld. The disbursement of a portion of the Contingency Reserve shall in no way prejudice Bank from withholding disbursement of any further portion of the Contingency Reserve.

     5.5 Stored Materials. Bank shall not be required to direct a disbursement of any funds for any materials, furnishings, fixtures, machinery or equipment not yet incorporated into Land or Improvements (the "Stored Materials"). Any disbursement for the cost of Stored Materials shall be contingent upon Bank receiving satisfactory evidence that:

           (a) The Stored Materials are components in a form ready for incorporation into the Improvements;

           (b) The Stored Materials are stored at the Land, in a bonded warehouse, at a site controlled by Company, or at such other site as Bank shall approve, and are protected against theft and damage;

           (c) The Stored Materials have been paid for in full or will be paid for with the funds to be disbursed and all lien rights or claims of the supplier have been released or will be released upon payment with disbursed funds;

           (d) Bank has or will have upon payment with disbursed funds a perfected, first priority security interest in the Stored Materials; and

           (e) The Stored Materials are insured for an amount equal to their replacement costs.

     5.6 Amount of Advances. In no event shall any Advance exceed the full amount of Indirect Costs approved by Bank and theretofore paid or to be paid with the proceeds of such Advance plus ninety percent (90%) of all costs for construction of Improvements approved by Bank and incurred by Company through the date of the Draw Request for such Advance less the aggregate amount of any Advances previously made by Bank. It is further understood that the retainage of ten percent (10%) described above (the "Retainage") is intended to provide a contingency fund protecting Bank against failure of Company to fulfill any obligations under the Credit Documents, and that Bank may charge amounts against such retainage in the event Bank is required or elects to expend its own funds to cure any default or Event of Default. No Retainage will be required for Advances for purchases of equipment used in connection with the Improvements and designated as such in the Construction Budget.

     5.7 Quality of Work. No Advance shall be due unless all work done at the date the Draw Request for such Advance is submitted is done in a good and workmanlike manner and without defects, as confirmed by the report of the Construction Inspector, but Bank may disburse all or part of any Advance before the sum shall become due if Bank believes it advisable to do so, and all such Advances or parts thereof shall be deemed to have been made pursuant to this Agreement.

     5.8 Release of Retainage. It is further understood that the Retainage will be released for the relevant trades upon expiration of the requisite lien period or the receipt of evidence as may be reasonably required by Bank that no claim may thereafter arise with respect to any work performed or labor or material supplied.

     5.9 Developer Fees and Leasing Commissions. Notwithstanding anything herein to the contrary, all Developer Fees and Real Estate or Leasing Commissions set forth in the Construction Budget will be funded only when construction of the Improvements is complete, the Tenant under any Required Leases are in occupancy and paying rent.

                                    ARTICLE 6
                                    ---------

                             CONDITIONS PRECEDENT TO
                          DISBURSEMENT OF LOAN PROCEEDS
                          -----------------------------

     6.1 Conditions of Initial Advance. The obligation of Bank to direct Trustee to make the initial Advance of the proceeds of the Bonds shall be subject to the following conditions precedent:

           (a) Commitment. All items required by the Commitment regarding the Loan shall have been delivered to the proper parties as required therein, and all conditions set forth in the Commitment or such letter of instructions shall have been satisfied.

           (b) Credit Documents. The Credit Documents, in form and substance satisfactory to Bank, shall have been duly executed and delivered by the parties thereto and shall be in full force and effect, there shall be no Event of Default thereunder and Bank shall have received the original or a fully executed counterpart thereof. All Credit Documents to be filed or recorded in the public records shall have been so filed or recorded in the appropriate public records.

           (c) Construction Documents. The Architect's Contract, if any, and Construction Contract, in form and substance satisfactory to Bank, shall have been duly executed and delivered by the parties thereto, shall be in full force and effect, and Bank shall have received a certified or a fully executed counterpart thereof. The Architect, if any, and the Contractor shall have duly executed and delivered to Bank a consent to the assignment of the Architect's Contract, if any and Construction Contract, in form and substance satisfactory to Bank, and Bank shall have received the original or a fully executed counterpart thereof.

           (d) Subcontracts. Bank shall have received a list of all subcontractors and materialmen who have been or, to the extent identified by Company, will be supplying labor or materials for the Project, and, if provided to Company, a copy of the standard form of subcontract to be used by the Contractor, and correct and complete photocopies of all executed subcontracts and contracts.

           (e) Other Contracts. Company shall have delivered to Bank correct and complete photocopies of all other executed contracts with contractors, engineers or consultants for the Project, and of all development, management, brokerage, sales or leasing agreements for the Project.

           (f) Deliveries. The following items or documents shall have been delivered to Bank:

                (1) Plans and Specifications. Two complete sets of the Plans and Specifications and approval thereof by any necessary Governmental Authority, with a certification from Architect that the Improvements to be constructed comply with all Requirements and Governmental Approvals and that the Construction Contract satisfactorily provides for the construction of the Improvements.

                (2) Title Insurance Policy. A paid title insurance policy or report (the "Title Insurance Policy") in all respects satisfactory to Bank and its counsel.

                (3) Other Insurance. Policies (or, if permitted, certificates or other evidence of) all insurance required by this Agreement or any other Loan Document.

                (4) Evidence of Sufficiency of Funds. Evidence satisfactory to Bank that the proceeds of the Loan, together with Required Equity Funds, will be sufficient to cover all Project Costs reasonably anticipated to be incurred, and to satisfy the obligations of Company to Bank under this Agreement.

                (5) Evidence of Access, Availability of Utilities, Governmental Approvals. Evidence satisfactory to Bank as to:
                     (A) the methods of access to and egress from the Project,
                and nearby or adjoining public ways, meeting the reasonable requirements of Project of the type contemplated to be completed under this Agreement and the status of completion of any required improvements to such access;

                     (B) the availability of storm and sanitary sewer facilities meeting the reasonable requirements of the Project;

                     (C) the availability of all other required utilities, in
                location and capacity sufficient to meet the reasonable needs of the Project; and

                     (D) the securing of all Governmental Approvals from the
                applicable Governmental Authority which are required under applicable Requirements for the construction of the Improvements, together with copies of all such Governmental Approvals.

                (6) Environmental Report. An environmental assessment report or reports of one or more qualified environmental engineering or similar inspection firms approved by Bank in form, scope and substance satisfactory to Bank, which report or reports shall indicate a condition of the Land in all respects satisfactory to Bank in its sole discretion and upon which report or reports Bank is expressly entitled to rely. Bank will not require updates of the initial environmental assessment report unless it has reason to believe that there has been a change in the environmental condition of the Land since the initial report.

                (7) Survey. A survey prepared in accordance with Bank's survey requirements, certified by a land surveyor registered as such in the state in which the Land is located, which survey shall be in form and substance satisfactory to Bank.

                (8) Draw Request. A Draw Request complying with the provisions of this Agreement.

           (h) Legal Opinions. Bank shall have received opinions in form and substance satisfactory to Bank and Bank's counsel from counsel satisfactory to Bank as to such matters as Bank shall reasonably request.

           (i) Certification Regarding Chattels. Bank shall have received a certification from the Title Insurer or counsel satisfactory to Bank (which shall be updated from time to time at Company's expense upon request by
     Bank) that a search of the public records disclosed no conditional sales contracts, chattel mortgages, leases of personalty, financing statements or title retention agreements which affect the Project.

           (j) Notices. All notices required by any Governmental Authority or by any applicable Requirement to be filed prior to commencement of construction of the Improvements shall have been filed.

           (k) Appraisal. Any appraisal requirements set forth in the Commitment shall have been satisfied.

           (l) Performance; No Default. Company shall have performed and complied with all terms and conditions herein required to be performed or complied with by it at or prior to the date of the initial Advance, and on the date of the initial Advance, there shall exist no default or Event of Default.

           (m) Representations and Warranties. The representations and warranties made by Company in the Credit Documents or otherwise made by or on behalf of Company or any Guarantor in connection therewith or after the date thereof shall have been true and correct in all respects on the date on which made and shall also be true and correct in all respects on the date of the initial Advance.

           (n) Other Documents. Such other documents, opinions and certificates as Bank or its counsel may reasonably require.

           (o) Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be satisfactory to Bank and Bank's counsel in form and substance, and Bank shall have received all information and such counterpart originals on certified copies of such documents and such other certificates, opinions or documents as Bank and Bank's counsel may reasonably require.

     6.2 Conditions of Subsequent Advances. The obligation of Bank to make any Advance after the initial Advance shall be subject to the following conditions precedent:

           (a) Prior Conditions Satisfied. All conditions precedent to the initial Advance and any prior Advance shall continue to be satisfied as of the date of such subsequent Advance.

           (b) Performance; No Default. Company shall have performed and complied with all terms and conditions herein required to be performed or complied with by it at or prior to the date of such advance, and on the date of such Advance there shall exist no Default or Event of Default.

           (c) Representations and Warranties. The representations and warranties made by Company in the Credit Documents or otherwise made by or on behalf of Company or any Guarantor in connection therewith after the date thereof shall have been true and correct in all respects on the date on which made and shall also be true and correct in all respects on the date of such Advance.

           (d) No Damage. The Improvements shall not have been injured or damaged by fire, explosion, accident, flood or other casualty, unless Bank shall have received insurance proceeds sufficient in the judgment of Bank to effect the satisfactory restoration of the Improvements and to permit the completion thereof prior to the Completion Date.

           (e)  Receipt by Bank. Bank shall have received:

                (1) Draw Request. A Draw Request complying with the requirements hereof;

                (2) Endorsement to Title Insurance Policy. A "run down" endorsement to the Title Insurance Policy or report indicating no change in the state of title and containing no survey exceptions not approved by Bank, which endorsement shall, expressly or by virtue of a proper "pending disbursements" clause or endorsement in the policy, increase the coverage of the policy to the aggregate amount of all proceeds of the Loan advanced on or before the effective date of such endorsement;

                (3)  Current Survey. An updated survey if required by the Bank;

                (4) Certificates. Certificates from Company, Architect and the Construction Inspector to the effect that in their opinion, based upon on-site observations and submissions by the Contractor, the construction of the Improvements to the date thereof was performed in a good and workmanlike manner and in accordance with the Plans and Specifications, stating the estimated total cost of construction of the Improvements, stating the percentage of the in-place construction of the Improvements and stating that the remaining non-disbursed portion of the Loan allocated for such purpose is adequate, together with such Required Equity Funds as are held by Bank, to complete the construction of the Improvements;

                (5) Contracts. Evidence that one hundred percent (100%) of the cost of the remaining construction work is covered by firm contracts or subcontracts, or orders for the supplying of materials, with contractors, subcontractors, materialmen or suppliers satisfactory to Bank, except for work in the Construction Budget to be performed by the company and identified as such.

           (f) Other Documents. Such other documents, opinions and certificates as Bank or its counsel may reasonably require.

     6.3 Conditions of Final Advance. In addition to the conditions set forth in Paragraph 6.2 above, Bank's obligation to approve the payments of funds advance sums retained by the Trustee pursuant to this Agreement shall be subject to receipt by Bank of the following:

           (a) Approval of Improvements. Evidence of the approval by all appropriate Governmental Authority of the Improvements in their entirety for permanent occupancy to the extent any such approval is or will be a condition of lawful use and occupancy of the Improvements, and evidence of approval by all appropriate Governmental Authority of the contemplated uses thereof.

           (b) Approval by Construction Inspector. Notification from the Construction Inspector to the effect that the Improvements have been completed in a good and workmanlike manner in accordance with the Plans and Specifications.

           (c) Final Survey. A copy of the survey required under Section 6.1 above which is marked up by Company to show which buildings on the Land have been or will be demolished as contemplated by the Plans and Specifications.

           (d) Certificate of Architect. Certificate of Architect that the Improvements have been completed in accordance with the Plans and Specifications and that the Improvements comply with all applicable Requirements and Governmental Approvals and are in all respects (except for work to be performed by tenants) ready for occupancy.

           (e) Payment of Costs. Evidence satisfactory to Bank that all sums due in connection with the construction of the Improvements have been paid in full (or will be paid out of the funds requested to be advanced) and that no party claims or has a right to claim any statutory or common law lien arising out of the construction of the Improvements or the supplying of labor, material, and/or services in connection therewith.

                                    ARTICLE 7
                                    ---------

                     METHOD OF DISBURSEMENT OF LOAN PROCEEDS
                     ---------------------------------------

     Bank agrees to direct Trustee to make Advances in accordance with the Construction Budget and subject to the following procedures.

     7.1 Draw Request to be Submitted to Bank. At such time as Company shall desire to obtain an Advance, Company shall complete, execute and deliver to Bank a Company's Requisition in the form attached as Exhibit C to the Indenture (hereinafter referred to as "Company's Requisition"). Each Company's Requisition shall be accompanied by:

           (a) if Company's Requisition includes amounts to be paid to the Contractor under the Construction Contract, it shall be accompanied by a completed and itemized Application and Certificate for Payment (AIA Document No. G702) or similar form approved by Bank, containing the certification of Contractor and Architect and the Construction Inspector as to the accuracy of same, together with invoices relating to all items of direct cost covered thereby. All such applications for payment shall show all subcontractors by name and trade, and the amount to be paid from the proceeds of the Advance to each subcontractor;

           (b) if Company's Requisition includes payments for Indirect Costs, it shall be accompanied by a completed and itemized Indirect Cost statement executed by Company, together with invoices for all items of Indirect Costs covered thereby;

           (c) written lien waivers from the Contractor and such laborers, subcontractors and materialmen for work done and materials supplied by them which were paid for pursuant to any prior Draw Request;

           (d) a written request of Company for any necessary changes in the Plans and Specifications, the Construction Budget, the Building Loan Budget, the Disbursement Schedule or the Construction Schedule;

           (e) copies of all change orders and subcontracts, and, to the extent requested by Bank, of all inspection or test reports and other documents relating to the construction of the Improvements, not previously delivered to Bank; and

           (f) such other information, documentation and certification as Bank shall reasonably request.

     7.2 Notice and Frequency of Advances. Each Draw Request shall be submitted to Bank at least seven (7) business days prior to the date of the requested Advance, and no more frequently than monthly.

     7.3 Deposit of Funds Advanced. Company shall open and maintain a non-interest bearing loan checking account with Bank into which Bank shall deposit the proceeds of each Advance. Bank is hereby irrevocably authorized to make an Advance to and/or charge any account of Company with Bank, including such loan checking account, without the further approval of Company, for (i) any installment of interest due under the Note,
(ii) any expenses incurred by Bank (including without limiting the generality of the foregoing, reasonable attorneys' fees and other fees incurred by Bank), or
(iii) any other sums due to Bank under the Note, this Agreement or any of the other Credit Documents, all to the extent that the same are not paid by the respective due dates thereof out of Advances of the Loan proceeds. Company shall at all times maintain and keep collected balances in such loan checking account sufficient to satisfy the foregoing obligations on the due date thereof.

     7.4 Advances to Contractor. Upon five (5) Business Days prior written notice to Company and after an Event of Default, at its option, Bank may direct Trustee to make any or all Advances for construction expenses directly to Contractor for deposit in an appropriately designated special bank account, and the execution of this Agreement by Company shall, and hereby does, constitute an irrevocable authorization so to advance the proceeds of the Loan. No further authorization from Company shall be necessary to warrant such direct Advances to Contractor and all such Advances shall satisfy pro tanto the obligations of Bank hereunder and shall be secured by the Mortgage and the other Credit Documents as fully as if made directly to Company.

     7.5 Advances to Title Insurer or to Others. Upon five (5) Business Days prior written notice to Company and after an Event of Default, at its option, Bank may direct Trustee to make any or all Advances through the Title Insurer and any portion of the Loan so disbursed by Bank shall be deemed disbursed as of the date on which such Title Insurer receives such disbursement. At its option, Bank may authorize Advances of portions of the proceeds of the Loan to any person to whom Bank in good faith determines payment is due and any portion of the Loan so disbursed by Bank shall be deemed disbursed as of the date on which the person to whom payment is made receives the same. The execution of this Agreement by Company shall, and hereby does, constitute an irrevocable authorization to Advance the proceeds of the Loan. No further authorization from Company shall be necessary to warrant such direct Advances and all such Advances shall satisfy pro tanto the obligations of Bank hereunder and shall be secured by the Mortgage and the other Credit Documents as fully as if made directly to Company.

     7.6 Advances Do Not Constitute a Waiver. No Advance shall constitute a waiver of any of the conditions of Bank's obligation to authorize further Advances nor, in the event Company is unable to satisfy any such condition, shall any Advance have the effect of precluding Bank from thereafter declaring such inability to be an Event of Default hereunder.

     7.7 Trust Fund Provisions. All proceeds advanced hereunder shall be subject to the trust fund provisions of Section 13 of the Lien Law. The affidavit attached hereto as Exhibit B is made pursuant to and in compliance with Section 22 of the Lien Law, and, if so indicated in said affidavit, Loan proceeds will be used, in part, for reimbursement for payments made by the Company prior to the initial Advance hereunder but subsequent to the commencement of the construction and equipping of the Improvements for items constituting Costs of Improvement.

     7.8 Termination Date. Bank may, but shall not be obligated to make any Advance hereunder after the Termination Date.

                                    ARTICLE 8
                                    ---------

                               EVENTS OF DEFAULTS
                               ------------------

     The occurrence of any one or more of the following conditions or events (each an "Event of Default") shall constitute a default under and breach of this
Agreement:

           (a) any failure by Company to pay as and when due and payable any interest on or principal of or other sum payable under the Reimbursement Agreement; or

           (b) any failure by Company to deposit with Bank any funds required by this Agreement to be deposited with Bank and continuation of such failure for a period of five (5) Business Days after written notice thereof from Bank;

           (c) any failure by Company to pay as and when due and payable any other sums to be paid by Company to Bank under this Agreement and continuance of such failure for a period of five (5) days after written notice thereof from Bank; or

           (d) title to the Project is or becomes unsatisfactory to Bank by reason of any lien, charge, encumbrance, title condition or exception (including without limitation, any mechanic's, materialman's or similar statutory or common law lien or notice thereof), and such matter causing title to be or become unsatisfactory is not cured or removed (including by bonding) within twenty (20) days after notice thereof from Bank to Company; or

           (e) any refusal by the Title Insurer to insure any Advance as being secured by the Mortgage as a valid first lien on the Land and Improvements and continuance of such refusal for a period of twenty (20) days after notice thereof by Bank to Company; or

           (f) subject to force majeure, the Improvements are not completed by the Completion Date or, in the reasonable estimation of Bank, construction of the Improvements will not be completed by the Completion Date; or

           (g) the Project or any portion thereof is injured by fire, explosion, accident, flood or other casualty, unless Bank shall have received insurance proceeds sufficient in the reasonable estimation of Bank to effect the satisfactory restoration of the Project and to permit the completion of the Improvements prior to the Completion Date; or

           (h) the Project is subject to any Taking, or the Project or any portion thereof is subject to any Taking which will prevent, in the reasonable estimation of Bank, the completion of the Improvements prior to the Completion Date; or

           (i) any voucher or invoice is submitted at any time which Company knows has not been earned by the payee for services performed or for materials used in or furnished for the Project; or

           (j)  [intentionally omitted]

           (k) Company confesses inability to continue or complete construction of the Improvements in accordance with this Agreement; or

           (l)  [intentionally omitted]

           (m) any material representation or warranty made or deemed to be made by or on behalf of Company in this Agreement or in any other Credit Document, or in any report, certificate, financial statement, Draw Request or other instrument furnished in connection with this Agreement, any Advance or any other Loan Document, shall prove to have been false or incorrect in any material respect as at the date of which made or deemed to be made; or

           (n) any dissolution, termination, partial or complete liquidation, merger or consolidation of Company, , or any sale, transfer or other disposition of all or substantially all of the assets of Company, , other than with the prior approval of Bank; or

           (o) any suit or proceeding shall be filed against Company, or the Project which, if adversely determined, would have a materially adverse affect on the ability of Company to perform each and every one of its obligations under and by virtue of the Credit Documents; or

           (p) any failure by Company to obtain any Governmental Approvals, or the revocation or other invalidation of any Governmental Approvals previously issued; or

           (q) any change in the legal or beneficial ownership of Company, other than with the prior approval of Bank; or

           (r) any one or more of the obligations of Company under the Credit Documents shall at any time and for any reason cease to be in full force and effect; or

           (s) Company, any affiliate of Company shall be involved in financial difficulties as evidenced by: (1) its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or its authorizing, by appropriate proceedings of partners, directors or other governing body, the commencement of such a voluntary case; (2) its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition; (3) the entry of an order for relief in any involuntary case commenced under said Title 11; (4) its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief; (5) the entry of an order by a court of competent jurisdiction which is not withdrawn, reversed or rescinded within sixty (60) days after its entry (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (ii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; (6) by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property; or (7) generally, its failure to pay its debts as such debts become due; or

           (t) any failure by Company to duly observe or perform any other term, covenant, condition or agreement under this Agreement and continuance of such failure for a period of thirty (30) days after written notice thereof from Bank; provided, however, that if such failure is not susceptible of cure during such thirty (30) day period (but is susceptible of cure) and Company promptly commences and diligently pursues cure of such failure during such thirty (30) day period, then such thirty (30) day period shall be extended for an additional consecutive period of thirty (30) days before an Event of Default is deemed to have occurred; or

           (u) any "default" or "Event of Default" shall occur under any of the other Credit Documents.

                                    ARTICLE 9
                                    ---------

                           RIGHTS AND REMEDIES OF BANK
                           ---------------------------

     9.1 Remedies. Upon the occurrence of any Event of Default, and so long as the Letter of Credit is in effect, the Bank may at any time thereafter refuse to consent to further Advances and at its option, and upon written notice to the Trustee, exercise any or all of the following rights and remedies:

     (a) The Bank may, in its sole discretion, deliver to the Trustee, with a copy to the Issuer and the Company, notice of such occurrence and direct the Trustee to accelerate the Bonds; and

     (b) The Bank may, in its sole discretion, by notice to the Trustee, the Issuer and the Company, declare all unpaid principal of and accrued interest due in accordance with the Reimbursement Agreement, together with all other sums payable under the Credit Documents, to be immediately due and payable, whereupon same shall become and be immediately due and payable, anything in the Reimbursement Agreement or other Credit Documents to the contrary notwithstanding, and without presentation, protest or further demand or notice of any kind, all of which are expressly hereby waived by the Company; provided, however, that the Bank may consent to Advance by the Trustee thereafter without thereby waving the right to demand payment of the sums owing under the Reimbursement Agreement, without being obligated to consent to-any other or further Advances, and without affecting the validity of or enforceability of the Reimbursement Agreement or other Credit Documents. Notwithstanding and without limiting the generality of the foregoing, upon the occurrence of an Event of Default under paragraph (u) of Article 8 of the Building Loan Agreement, or if any event has occurred which but for the passage of time, the giving of notice or both would constitute an Event of Default, at the sole option of the Bank, all obligations of the Trustee to make further Advances shall terminate, and all unpaid principal of and accrued interest on the Bonds, together with all sums payable under the Reimbursement Agreement, automatically shall become and be immediately so due and payable, without any declaration or other act; and

     (c) At the discretion of the Bank and on behalf of the Trustee (but in its own behalf the event that the Trustee has drawn upon the Letter of Credit in accordance with Section 2.06 of the Indenture), the Bank may cause the Facility to be completed and may enter upon the Land and construct, equip and complete the Facility in accordance with the Plans and Specifications, with such changes therein as the Bank may, from time to time, and in its sole discretion, deem appropriate.

     In connection with any construction of the Facility undertaken by the Bank pursuant to the provisions of this subparagraph, the Bank may:

           (1) use any funds of the Company, including any balance which may be held by the Bank as security or in escrow, and any funds remaining unadvanced under the loan;

           (2) employ existing contractors, subcontractors, agents, architects, engineers, and the like, or terminate the same and employ others;

           (3)  employ security watchmen to protect the Facility;

           (4) make such additions, changes and corrections in the Plans and Specifications as shall, in the judgment of the Bank, be necessary or desirable;

           (5) take over and use any and all Equipment contracted for or purchased by the Company, if appropriate, or dispose of the same as the Bank sees fit;

           (6) execute all applications and certificates on behalf of the Company which may be required by the Governmental Authority or Requirement or contract documents or agreements;

           (7) pay, settle or compromise all existing or future bills and claims which are or may be liens against the Facility, or may be necessary for the completion of the Facility or the clearance of title to the Facility;

           (8) complete the marketing and leasing of leasable space in the Facility, enter into new leases and occupancy agreements, and modify or amend existing leases and occupancy agreements, all as the Bank shall deem to be necessary or desirable;

           (9) prosecute and defend all actions and proceedings in connection with the construction of the Facility or in any other way affecting the Land or the Facility and take such action and require such performance as the Bank deems necessary under any payment and performance bonds; and

           (10) take such action hereunder, or refrain from acting hereunder, as the Bank may, in its sole and absolute discretion, from time to time determine, and without any limitation whatsoever, to carry out the intent of this subparagraph. The Company shall be liable to the Bank for all costs paid or incurred for the construction, completion and equipping of the Facility, whether the same shall be paid or incurred pursuant to the provisions of this subparagraph or otherwise, and all payments made or liabilities incurred by the Bank hereunder of any kind whatsoever shall be deemed advances made to the Company under the Building Loan Agreement and shall be secured by the Mortgage or the Indenture, and other Credit Documents.

     To the extent that any costs so paid or incurred by the Bank, together with all other Advances made by the Bank hereunder, exceed the Loan, such excess costs shall be paid by the Company to the Bank on demand, with interest thereon at the Default Interest Rate, if any, set forth in the Reimbursement Agreement or the Bonds or, in the absence of a Default Interest Rate, at the interest rate set forth in the Reimbursement Agreement, until paid; and the Company shall execute such notes or amendments to the Reimbursement Agreement as may be requested by the Bank to evidence the Company's obligation to pay such excess costs and until such notes or amendments are so executed by the Company, the Company's obligation to pay such excess costs shall be deemed to be evidenced by the Building Loan Agreement. In the event the Bank takes possession of the Facility and assumes control of such construction as aforesaid, it shall not be obligated to continue such construction longer than it shall see fit and may thereafter, at any time, change any course of action undertaken by it or abandon such construction and decline to make further payments for the account of the Company whether or not the Facility shall have been completed.

For the purpose of this subparagraph, the construction, equipping and completion of the Facility shall be deemed to include any action necessary to cure any Event of Default by the Company under any of the terms and provisions of any of the Credit Documents.

     (d) the Bank may to the extent permitted by applicable law, at any time and from time to time, without notice (any such notice being expressly waived), without regard to the adequacy of any collateral, set off and apply any and all deposits (general or specific time or demand, provisional or final, regardless of currency, maturity, or the branch of the Bank where the deposits are held) at any time held or other sums credited by or due from the Bank to the Company against any and all liabilities, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising of the Company to the Bank.

     (e) the Bank may exercise any or all of the rights and remedies set forth in the Reimbursement Agreement or the Mortgage, or other Documents, as appropriate.

     9.2 Power of Attorney. Upon notice to the Company for the purposes of carrying out the provisions and exercising the rights, powers and privileges granted by or referred to in this Agreement, Company hereby irrevocably constitutes and appoints Bank its true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and do and perform any acts which are referred to in this Agreement, in the name and on behalf of Company. Bank shall provide copies of any instrument executed by such power within a reasonable period of time. The power vested in such attorney-in-fact is, and shall be deemed to be, coupled with an interest and irrevocable.

     9.3 Remedies Cumulative. Upon the occurrence of any Event of Default, the rights, powers and privileges provided in this Article 9 and all other remedies available to Bank under this Agreement or under any of the other Credit Documents or at law or in equity may be exercised by Bank at any time and from time to time and shall not constitute a waiver of any of Bank's other rights or remedies thereunder, whether or not the Loan shall be due and payable, and whether or not Bank shall have instituted any foreclosure proceedings or other action for the enforcement of its rights under the Credit Documents.

     9.4 Annulment of Defaults. An Event of Default shall not be deemed to be in existence for any purpose of this Agreement or any Loan Document if Bank shall have waived such Event of Default in writing or stated that the same has been cured to its reasonable satisfaction, but no such waiver shall extend to or affect any subsequent Event of Default or impair any of the rights of Bank upon the occurrence thereof.

     9.5 Waivers. Company hereby waives to the extent not prohibited by applicable law (a) all presentments, demands for payment or performance, notices of nonperformance (except to the extent required by the provisions hereof or of any other Credit Documents), protests and notices of dishonor, (b) any requirement of diligence or promptness on Bank's part in the enforcement of its rights (but not fulfillment of its obligations) under the provisions of this Agreement or any other Loan Document, and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law and any defense of any kind which Company may now or hereafter have with respect to its liability under this Agreement or under any other Loan Document.

     9.6 Course of Dealing, Etc. No course of dealing between Company and Bank shall operate as a waiver of any of Bank's rights under this Agreement or any Loan Document. No delay or omission on Bank's part in exercising any right under this Agreement or any Loan Document shall operate as a waiver of such right or any other right hereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion No waiver or consent shall be binding upon Bank unless it is in writing and signed by Bank. The making of an Advance hereunder during the existence of an Event of Default shall not constitute a waiver thereof.

                                   ARTICLE 10
                                   ----------

                               GENERAL CONDITIONS
                               ------------------

     The following conditions shall be applicable throughout the term of this
Agreement:

     10.1 Rights of Third Parties. All conditions of the obligations of Bank hereunder, including the obligation to authorize Advances, are imposed solely and exclusively for the benefit of Bank and its successors and assigns and no other person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Bank will make Advances in the absence of strict compliance with any or all thereof and no other person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Bank at any time if in its sole discretion it deems it desirable to do so. In particular, Bank makes no representations and assumes no obligations as to third parties concerning the quality of the construction by Company of the Improvements or the absence therefrom of defects. In this connection Company agrees to and shall indemnify Bank from any liability, claims or losses resulting from the disbursement of the Loan proceeds or from the condition of the Project whether related to the quality of construction or otherwise and whether arising during or after the term of the Letter of Credit made by Bank to Company in connection herewith. This provision shall survive the repayment of the Loan and shall continue in full force and effect so long as the possibility of such liability, claims or losses exists.

     10.2 Relationship. The relationship between Bank and Company is solely that of a Bank and Company, and nothing contained herein or in any of the other Credit Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than Bank and Company.

     10.3 Evidence of Satisfaction of Conditions. Any condition of this Agreement which requires the submission of evidence of the existence or non-existence of a specified fact or facts implies as a condition the existence or non-existence, as the case may be, of such fact of facts and Bank shall, at all times, be free independently to establish to its satisfaction and in its absolute discretion such existence or non-existence.

     10.4 Notices. Any notices required or permitted to be given hereunder shall be: (i) personally delivered or (ii) given by registered or certified mail, postage prepaid, return receipt requested, or (iii) forwarded by overnight courier service, in each instance addressed to the addresses set forth in the Reimbursement Agreement, or such other addresses as the parties may for themselves designate in writing as provided herein for the purpose of receiving notices hereunder. All notices shall be in writing and shall be deemed given, in the case of notice by personal delivery, upon actual delivery, and in the case of appropriate mail or courier service, upon deposit with the U.S. Postal Service or delivery to the courier service.

     10.5 Assignment. Company may not assign this Agreement or any of its rights or obligations hereunder without the prior approval of Bank.

     10.6 Successors and Assigns Included in Parties. Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors and assigns of such parties shall be included and all covenants and agreements contained in this Agreement by or on behalf of Company or by or on behalf of Bank shall bind and inure to the benefit of their respective heirs, legal representatives, successors and assigns, whether so expressed or not.

     10.7 Headings. The headings of the Articles, Paragraphs and subparagraphs of this Agreement are for the convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

     10.8 Invalid Provisions to Affect No Others. If fulfillment of any provision hereof or any transaction related hereto at the time performance of such provisions shall be due, shall involve transcending the limit of validity presently prescribed by law, with regard to obligations of like character and amount, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein contained operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only shall be held for naught, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

     10.9 Number and Gender. Whenever the singular or plural number, or the masculine, feminine or neuter gender is used herein, it shall equally include the other.

     10.10 Governing Law. This Agreement shall be governed by and construed in accordance with laws of the State of New York.

     10.11 Consent to Jurisdiction. Company hereby irrevocably and unconditionally (a) submits to personal jurisdiction in the State of New York over any suit, action or proceeding arising out of or relating to this Agreement, and (b) waives any and all personal rights under the laws of any state (i) to the right, if any, to trial by jury, or (ii) to object to jurisdiction within the State of New York or venue in any particular forum within the State of New York. Nothing contained herein, however, shall prevent Bank from bringing any suit, action or proceeding or exercising any rights against any security and against Company, and against any property of Company, in any other state. Initiating such suit, action or proceeding or taking such action in any state shall in no event constitute a waiver of the agreement contained herein that the laws of the State of New York shall govern the rights and obligations of Company and Bank hereunder or the submission herein by Company to personal jurisdiction within the State of New York.

     10.12 Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     IN WITNESS WHEREOF, Company and Bank have executed this Agreement under seal on the date first above written.

                                        ANGIODYNAMICS, INC.


                                        By:   /s/ Eamonn P. Hobbes
                                            ------------------------------------
                                              Eamonn P. Hobbs,
                                              President and Chief Executive
                                              Officer

                                        KEYBANK NATIONAL ASSOCIATION


                                        By:   /s/ Bryant J. Cassella, V.P.
                                            ------------------------------------
                                              Bryant J. Cassella, Vice President

STATE OF NEW YORK       )
                        ) ss.
COUNTY OF Albany             )

     On the 28 day of August in the year 2002 before me, the undersigned, a notary public in and for said state, personally appeared Eamonn P. Hobbs, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.


                                                /s/ Carolyn A. Wildman
                                        ----------------------------------------
                                                     Notary Public

STATE OF NEW YORK       )
                        ) ss.
COUNTY OF Albany             )

     On the 28 day of August in the year 2002 before me, the undersigned, a notary public in and for said state, personally appeared Bryant J. Cassella, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.


                                                /s/ Carolyn A. Wildman
                                        ----------------------------------------
                                                     Notary Public

[Notary Stamp]

                                   SCHEDULE A

     All that certain piece or parcel of land situate, lying and being in the Town of Queensbury, County of Warren and the State of New York, being lots 51, 52, 53 and 71 as shown on a map of Warren and Washington Counties Industrial Development Agency dated June 2, 1978, filed in the Warren County Clerk's Office on September 19, 1978, more particularly bounded and described as follows:
BEGINNING at a point in the southerly bounds of Hicks Road at the northwest
---------
corner of said Lot 71 as shown on said map; thence running easterly along the southerly bounds of said Hicks Road, the following four courses and distances:
(1) South 87 degrees, 16 minutes and 29 seconds East, a distance of 194.21 feet;
(2) South 78 degrees, 21 minutes and 59 seconds East, a distance of 84.37 feet;
(3) South 66 degrees, 51 minutes and 46 seconds East, a distance of 242.77 feet;
(4) South 62 degrees, 21 minutes and 01 seconds East, a distance of 127.87 feet to the intersection with County Line Road at the northeast corner of Lot 51 as shown on said map; thence running South 05 degrees, 35 minutes and 54 seconds West, along the westerly bounds of said County Line Road and the easterly bounds of Lots 51, 52 & 53, a distance of 740.97 feet to the southeast corner of said Lot 53; thence running North 84 degrees, 24 minutes and 06 seconds West, along the southerly bounds of said Lot 53 and the southerly bounds of Lot 71 as shown on said map, a total distance of 726.66 feet to the southwest corner of said Lot 71; thence running North 12 degrees, 08 minutes and 30 seconds East, along the westerly bounds of said Lot 71 a distance of 866.92 feet to the point and place of beginning, containing 12.97 acres of land to be the same more or less.

     Bearings given in the above description refer to magnetic North.

     SUBJECT to easements of record.

                                    Exhibit B
                         LIEN LAW, SECTION 22 AFFIDAVIT

STATE OF NEW YORK       ) ss.:
COUNTY OF ______ )

     Eamonn P. Hobbs, being duly sworn, deposes and says:

     1. He is the President and Chief Executive Officer of Angiodynamics, Inc. described as the Company in the Building Loan Agreement to which this Affidavit is annexed.

     2. The Company and the Bank have entered into a certain Building Loan Agreement relating to the construction and equipping of Improvements on Land which are more particularly described in Schedule A. The Building Loan Agreement is intended to be filed in the Onondaga County Clerk's Office in accordance with
Section 22 of the Lien Law. All capitalized terms used herein and not otherwise defined shall have the same meanings assigned thereto in the Building Loan Agreement.

     3. $3,500,000.00 of the proceeds of the Loan will be advanced in accordance with the terms of the Building Loan Agreement.

     4. The consideration, if any, paid, or to be paid, for the Loan is set forth in item 5(a) below.

     5. All other expenses paid or to be paid in connection with the Loan are as follows:

     (a) Fair and reasonable sums paid for obtaining the Loan and subsequent financing:

          (i)    Origination or commitment fee for Loan

                 --------------

          (ii)   Private Placement Fee

                 --------------

          (iii)  First Year Letter of Credit Fee

                 --------------

          (iv)   Trustee Fee

                 --------------

          (v)    Appraisal fees

                 --------------

          (vi)   Construction supervisor fees

                 --------------

          (vii)  Fees and disbursements of Bank's counsel

                 --------------

          (viii) Costs of title examination and UCC searches, title insurance premiums and title continuation charges

                 --------------

          (ix)   Survey costs

                 --------------

          (x)    Recording and filing fees

                 --------------

          (xi)   Mortgage tax

                 --------------

     Subtotal:
               ----------------

     (b)  Architectural and engineering fees

          --------------

     (c)  Construction period interest

          --------------

     (d)  Insurance premiums during construction of Improvements,

          --------------

     (e) Paid to Bank to repay sums previously loaned to pay costs of construction,

          --------------

     (f)  Payment and Performance Bond premiums

          --------------

     (g)  Sums paid to take by assignment prior existing mortgages

          --------------

     (h) Sums paid to discharge or reduce the indebtedness under prior existing mortgages

          --------------

     (i) Taxes, assessments and other municipal charges existing prior to the commencement of construction of the Improvements

          --------------

     (j) Taxes, assessments and other municipal charges accruing during construction of the Improvements

          --------------

          Total
                -----------------------

     Certain of the foregoing amounts are based upon good faith estimates of costs or expenses not yet incurred and certain items listed above may cost more or less than such estimates. The Company reserves the right to use unexpended amounts from any of said items to defray increases incurred in any other item or items listed above so long as the total amount expended on such items does not exceed the amount of the Loan.

     6. That after payment of all the above fees and expenses, the amount of money which will be available to pay for the cost of making the improvements referred to in the Building Loan Agreement will be the sum of $______________ less all monies needed to pay insurance premiums, interest, taxes, assessments, water and sewer costs and rent becoming due while the improvements are being made.

     7. All monies advanced by the Bank to the Company under the Agreement shall be subject to the Trust Fund provisions of Section 13 of the Lien Law. If an Event of Default occurs during construction of the Improvements, the Bank may refuse to advance additional funds and such unadvanced sums would not be available to the Company to pay the cost of constructing the Improvements.

     8. This affidavit is made pursuant to and in compliance with Section 22 of the Lien Law by the Company, as the "Company" for the purposes of said Section.

     9.   The facts herein stated are true to the best of deponent's knowledge.


                                        ----------------------------------------
                                        Eamonn P. Hobbs

Sworn to before me this
_____ day of _____, 2002.


-------------------------------
NOTARY PUBLIC-STATE OF NEW YORK

                                    Exhibit C
                    REQUISITION FOR PAYMENT AND DISBURSEMENT

To:  KeyBank National Association
     66 South Pearl Street
     Albany, New York 12207

Re: Counties of Warren and Washington Industrial Development Agency Tax-Exempt Multi-Mode Variable Rate Demand
     Industrial Development Revenue Bonds
     (Angiodynamics, Inc. Project-Letter of Credit Secured), Series 2002

     Requisition Number: 1
     Date: ______________

Gentlemen:

     Pursuant to Section 4.02 of the Indenture of Trust, dated as of August 1, 2002 (the "Indenture"), by and between the Counties of Warren and Washington Industrial Development Agency (the "Issuer") and The Huntington National Bank, Cleveland, Ohio, as trustee (the "Trustee"), the undersigned Authorized Representative of the Company hereby requests and authorizes the trustee (the "Trustee"), as depository of the Project Fund created by the Indenture to pay to the Company or to the person(s) listed in items (i) and (ii) below, out of the money deposited in the Project Fund the aggregate sum of $_________ to pay such person(s) or to reimburse the Company in full, as indicated in items (i) and
(ii) below, for the advance, payments and expenditures made by it in connection with the following:.

     (i) Name(s) and address(es) of the person(s) to whom payment is to be made, and the amount to be paid to each:

Payee                                   Amount
-----                                   ------


     (ii) General classification of the expenditure pursuant to Section 4.3 of the Installment Sale Agreement by and between the Issuer and the Company, dated as of August 1, 2002 (the "Installment Sale Agreement"):

                   Cost of Preparing Plans and Specifications

     1.   Architect's, Engineer's and similar fees:            $
                                                                 ---------------

     2.   Broker's fees and costs of constructing the
           Facility:                                           $
                                                                 ---------------

          a. Broker's Fees:                                    $
                                                                 ---------------
          b. Sitework Construction:                            $
                                                                 ---------------
          c. Miscellaneous Construction:                       $
                                                                 ---------------

     3.   Fees and other expenses for recording and filing:    $
                                                                 ---------------

     4.   Fees or expenses relating to actions to protect
           the Bank's security interest in the Facility:       $
                                                                 ---------------

     5.   Insurance premiums:                                  $
                                                                 ---------------

     6.   Construction period interest:                        $
                                                                 ---------------

     7.   Legal, accounting, investment banking, etc. fees:    $
                                                                 ---------------

          a. Borrower's Counsel:                               $
                                                                 ---------------
          b. Letter of Credit Bank's Counsel:                  $
                                                                 ---------------
          c. IDA Counsel:                                      $
                                                                 ---------------
          d. Bond Counsel:                                     $
                                                                 ---------------
          e. Commitment Fee:                                   $
                                                                 ---------------
          f. Placement Agent's Counsel                         $
                                                                 ---------------

     9.   Administrative fee of the Issuer:                    $
                                                                 ---------------

     10.  Taxes paid during installation:                      $
                                                                 ---------------

     11.  Title insurance and surveying fees:                  $
                                                                 ---------------

     12.  Reimbursement for payment by the Company of items
           in 1-11 above:                                      $
                                                                 ===============

     With respect to the obligation(s) referred to above, the undersigned, an Authorized Representative of the Company, hereby certifies that:

     (A) each item for which disbursement is requested hereunder is properly payable out of the Project Fund in accordance with the terms and conditions of the Indenture and Lease Agreement and none of those items has formed the basis for any disbursement heretofore made from said Project Fund;

     (B) each such item is or was necessary in connection with the construction, furnishing, equipment or improvement of the Project, as defined in the Indenture;

     (C) with respect to items covered in this requisition, the undersigned has no knowledge of any vendors', mechanics' or other liens, bailment leases, conditional sale contracts, security interests or laborers' claims which should be satisfied or discharged before the payments as requisitioned are made or which will not be discharged by such payment;

     (D) that such requested disbursement is consistent in all material aspects with the Tax Compliance Agreement;

     (E) none of the items for which this requisition is made has been the basis for any prior disbursement of Bond Proceeds;

     (F) this document shall be conclusive evidence of the facts and statements set forth herein and shall constitute full warrant, protection and authority to the Trustee for its actions taken pursuant hereto;

     (G) the undisbursed Bond Proceeds are sufficient to complete the acquisition, construction, reconstruction and equipping of the Facility in accordance with the Plans and Specifications;

     (H) the amount hereby requested has been paid or is to be paid or shall be paid from the moneys requested and that insofar as the payment if for work, materials, supplies, or equipment, the work has been performed and the materials, supplies or equipment have been installed in the Facility or have been delivered either at the Facility or at a proper place for fabrication and are covered by adequate insurance;

     (I)  there exists no Event of Default under any of the Bond Documents;

     (J) this document constitutes the approval of the Company of each disbursement hereby requested and authorized;

     The capitalized terms herein, unless otherwise defined, will have the meaning provided in the Indenture.
     IN WITNESS WHEREOF, the party hereto has caused this document to be duly executed by its respective authorized officer as of the Closing Date.

                                        ANGIODYNAMICS, INC.


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

Approved by:

KEYBANK NATIONAL ASSOCIATION, as Issuer
of the Credit Facility


By:
    -----------------------------------
Name: